UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2013

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

DECEMBER 10, 2013

(i)

SECTION 1 – R EGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

(a) Enhanced Note Purchase Agreement

On December 10, 2013, Lapolla Industries, Inc. (the “Company”) and Enhanced Jobs for Texas Fund, LLC (“Enhanced Jobs for Texas”) and Enhanced Credit Supported Loan Fund, LP (“Enhanced Credit”), entered into a Note Purchase Agreement authorizing the issuance of an aggregate of $7.2 Million in Subordinated Secured Promissory Notes maturing due December 10, 2016 (the “Note Purchase Agreement”), of which $5.7 Million was to Enhanced Credit and $1.5 Million was to Enhanced Jobs for Texas. Repayment of the $7.2 Million is required on the maturity date of December 16, 2014 (“Enhanced Notes”). Interest is payable monthly and broken down into Current Pay Interest at the rate of 7.25% per annum, and PIK Interest at the rate of 3.75% (which is added to the principal balance of the outstanding Notes) to create the Aggregate Interest Rate of 11%. The Company has the right to prepay the Enhanced Notes, in whole or in part, at any time and from time to time from after December 10, 2013, subject to a prepayment premium equal to 3% for the first year or 2% for the second year. The Company also entered into a security agreement with the Note Purchase Agreement providing for a second lien on all assets of the corporation after Bank of America, which has a first lien on all asset of the corporation. Refer to Exhibits 10.1 through 10.4 for the text of the Note Purchase Agreement, Enhanced Notes, and Security Agreement.

(b) Kurtz Guaranty Agreement

In connection with Item (a) above, Richard J. Kurtz, Chairman of the Board and majority stockholder of the Company (the “Guarantor”), entered into a Guaranty Agreement on December 10, 2013 with Enhanced Credit, as agent under the Note Purchase Agreement, to secure the Company’s performance under the Note Purchase Agreement. The Company, in exchange for Guarantor’s personal guarantee of the obligations under the Note Purchase Agreement, issued Guarantor 3,681,000 Million shares of restricted common stock, par value $.01, which shares vest monthly on a pro rata basis over the three year term of the Note Purchase Agreement (the “Shares”). The Shares were valued at $.60 per share, which was the closing price of the Company common stock as quoted on the OTC Markets on the day preceding the closing date of December 10, 2013, for an aggregate amount of $2,208,600. As a result of the payoff of the Prior Enhanced Notes, the Company canceled an aggregate of 1,376,712 unvested shares (with an unrecorded valued of $371,712) which shares were previously issued in connection with the personal guaranty required for a prior financing that was paid off earlier than the maturity date. (See Section 2, Item 2.03 below, for more information - The Company had previously issued 5,000,000 shares to the Chairman valued at $1,350,000 in connection with such Prior Enhanced Notes which were vesting monthly on a pro rata basis over the 2 year terms of that prior financing). Refer to Exhibit 10.5 for the text of the Guaranty Agreement.

(c) Bank of America Loan and Security Agreement Amendment

In connection with Item (a) above, the Company and Bank of America, N.A. (the “Senior Lender”) entered into a Tenth Amendment of even date (the “Amendment”) to that certain Loan and Security Agreement dated August 31, 2010 (the “Loan Agreement”). Pursuant to the Amendment, among other amendments, the definition of “Fixed Charge Ratio” was amended to “the ratio, determined for any period on a consolidated basis for Borrower and Subsidiaries, of (a) EBITDA to (b) the sum of Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans), cash taxes paid, interest expense (other than payment-in-kind), principal payments made on Borrowed Money other than Revolver Loans, excluding (solely) principal payment made on the Subordinated Term Debt due December 1, 2013 in an amount not exceeding $150,000, and Distributions made, in each case determined for such period; and “Revolver Termination Date” was amended to “the earliest to occur of (a) March 31, 2016 or (b) 90 days prior to the maturity date of the indebtedness evidenced and governed by that certain “Junior Note” as such term is defined in that certain Subordinated Agreement dated as of April 16, 2012, among Borrower, Richard J. Kurtz and Lender (which maturity date presently is June 10, 2017). Further, the Company’s Fixed Charge Coverage Ratio, tested monthly as of the last day of each calendar month, in each case for the most recently completed twelve calendar months, must be equal to certain ratios stated with respect to certain months. Refer to Exhibit 10.6 for the text of the Amendment.

Item 1.02 Termination of a Material Definitive Agreement

Upon receipt of the $7.2 Million under the Note Purchase Agreement, the Company paid off the outstanding balances due under the prior note purchase agreement dated as of June 29, 2012 entered into by and among the Company, and Enhanced Jobs For Texas and Enhanced Capital Texas Fund LP (“Enhanced Capital”), as note purchasers thereunder, in the amount of $1,673,381 for Enhanced Jobs for Texas and $1,673,381 for Enhanced Capital (the “Prior Enhanced Notes”). As a result of the foregoing payoff, the Prior Enhanced Notes, and all agreements related thereto, including but not limited to the note purchase agreement, security agreement, and guaranty agreement each dated June 29, 2012, were terminated. Refer to Section 1.01 (a) above for more information.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation

On December 10, 2013, the Company borrowed pursuant to the Note Purchase Agreement described in Section 1.01 above, $7.2 Million. Refer to Section 1.01 (a) above for more information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Index of Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2013	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Note Purchase Agreement between Lapolla and Enhanced dated December 10, 2013.
10.2	Promissory Note between Lapolla and Enhanced Jobs for Texas Fund, LLC dated December 10, 2013.
10.3	Promissory Note between Lapolla and Enhanced Capital Texas Fund, LP dated December 10, 2013.
10.4	Security Agreement between Lapolla and Enhanced Capital Texas Fund, LP dated December 10, 2013.
10.5	Guaranty Agreement b/w Richard J. Kurtz and Enhanced Capital Texas Fund, LP dated December 10, 2013.
10.6	Tenth Amendment dated December 10, 2013 to that certain Loan and Security Agreement dated August 31, 2010 between Lapolla and Bank of America, N.A.

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